UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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NORTHWESTERN MUTUAL SERIES FUND, INC.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Small Cap Value Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

May 9, 2022

To the Contract Owners:

We are pleased to notify you of a change involving the Small Cap Value Portfolio (the “Portfolio”), a series of Northwestern Mutual Series Fund, Inc. (the “Series Fund”).

The Series Fund’s Board of Directors (the “Board”) has approved the hiring of T. Rowe Price Investment Management, Inc. (“TRPIM”) to serve as sub-adviser to the Portfolio and, in conjunction with this, the Board has approved a new sub-advisory agreement (the “New Sub-Advisory Agreement”) between TRPIM and Mason Street Advisors, LLC, the investment adviser to the Portfolio (“Mason Street Advisors”), on behalf of the Portfolio.

As was previously communicated to you via a supplement dated March 3, 2022 to the Series Fund’s prospectus, TRPIM began serving as the sub-adviser for the Portfolio effective March 7, 2022. The New Sub-Advisory Agreement took effect on March 7, 2022 upon the completion of an internal reorganization involving TRPIM. Prior to March 7, 2022, T. Rowe Price Associates, Inc (“TRPA”) had served as the sub-adviser to the Portfolio pursuant to the terms of a Fifth Amended and Restated Investment Sub-Advisory Agreement by and between Mason Street Advisors and TRPA dated December 2, 2021 (the Existing TRPA Agreement”) and TRPA had been providing sub-advisory services to the Portfolio since 2001. In connection with the reorganization, (i) the TRPA investment team providing sub-advisory services to the Portfolio was moved to become part of TRPIM; and (ii) advisory service capabilities and resources related to the firm’s U.S. Small Cap Value Equity investment strategy were transferred to TRPIM. As a result, the same investment team from TRPA continues to provide sub-advisory services to the Portfolio in their capacities with TRPIM and the individuals responsible for managing the Portfolio on a day-to-day basis have not changed as a result of the reorganization. Mason Street Advisors will continue to serve as the investment adviser to the Portfolio.

I encourage you to read the attached Information Statement, which provides information about TRPIM and the New Sub-Advisory Agreement, and discusses the factors that the Board considered in approving the New Sub-Advisory Agreement. The Information Statement does not require any action by you.

Sincerely,

PAUL A. MIKELSON

President

Northwestern Mutual Series Fund, Inc.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Small Cap Value Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

INFORMATION STATEMENT

May 9, 2022

The Board of Directors (“Board” or “Directors”) of the Northwestern Mutual Series Fund, Inc. (“Series Fund”) recently approved a new Investment Sub-Advisory Agreement (“New Sub-Advisory Agreement”) for the Small Cap Value Portfolio (the “Portfolio”) between Mason Street Advisors, LLC, in its capacity as investment adviser to the Portfolio (the “Adviser” or “Mason Street Advisors”) and T. Rowe Price Investment Management, Inc. (“TRPIM” or “Sub-Adviser”), effective March 7, 2022. This Information Statement explains why the Directors approved the New Sub-Advisory Agreement with TRPIM on behalf of the Portfolio, as well as describes generally the terms of the New Sub-Advisory Agreement.

These changes were approved by the Board without shareholder approval, pursuant to the terms of an Exemptive Order issued by the Securities and Exchange Commission (“SEC”) to the Series Fund and the Adviser.

On or about May 9, 2022, an Important Notice of Internet Availability of Information Statement (the “Notice”) was first sent to contract owners with an allocation to the Portfolio as of February 28, 2022 (record date). This Information Statement is being provided to contract owners in lieu of a proxy statement pursuant to the terms of the Exemptive Order. As stated in the Notice, this Information Statement will be made available at www.nmseriesfund.com under the heading “Additional Documents” on or about May 9, 2022, and will remain available until September 30, 2022. A paper or e-mail copy of this Information Statement may be obtained, without charge, by calling 866-910-1232 or sending an email to vavldocrequest@northwesternmutual.com.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Series Fund

The Series Fund is a mutual fund that offers its shares in 27 separate investment portfolios, one of which is the Portfolio. All of the outstanding shares of the Series Fund are held by The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) through its separate investment accounts (either directly or indirectly through one or more underlying portfolios of the Series Fund operating as a fund of funds) used for funding its variable annuity contracts and variable life insurance policies. Although you are not a shareholder of the Series Fund, all or part of the net considerations or premiums and accumulated amounts under your variable annuity contract or variable life insurance policy are invested in shares of the Series Fund through NML Variable Annuity Account A, NML Variable Annuity Account B, NML Variable Annuity Account C, Northwestern Mutual Variable Life Account or Northwestern Mutual Variable Life Account II. You are receiving this Information Statement because you have directed Northwestern Mutual to allocate all or a portion of your investment to the Portfolio as of February 28, 2022.

Adviser

Mason Street Advisors serves as the investment adviser to the Portfolio pursuant to an Amended and Restated Advisory Agreement between the Series Fund and Mason Street Advisors dated April 30, 2012, as amended November 15, 2013 (“Advisory Agreement”). The Advisory Agreement permits Mason Street Advisors to employ one or more sub-advisers for the purpose of providing investment management services for any of the Series Fund’s portfolios, including the Portfolio. Under the Advisory Agreement, Mason Street Advisors, among other things, monitors and evaluates the performance of sub-advisers to the Series Fund’s portfolios on an ongoing basis. Factors it considers are, among others: the qualifications of a sub-adviser’s investment personnel, its investment philosophy and process, and its long-term performance results. Mason Street Advisors also recommends the hiring, termination or replacement of a sub-adviser when deemed appropriate.

Board Action Pursuant to Exemptive Order

Pursuant to an Exemptive Order issued to Mason Street Advisors and the Series Fund by the SEC, Mason Street Advisors is permitted to hire, terminate or replace sub-advisers to the Series Fund’s portfolios, and to modify material terms and conditions of sub-advisory agreements relating to the portfolios, without shareholder approval, subject to certain conditions and the approval of the Board. Consistent with the terms of the Exemptive Order, at a meeting of the Board held on December 2, 2021, the Directors, including a majority of the Directors who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended) of the Series Fund or Mason Street Advisors (“Independent Directors”), unanimously and conditionally appointed T. Rowe Price Investment Management, Inc. (“TRPIM”) to serve as the sub-adviser for the Portfolio, and conditionally approved the New Sub-Advisory Agreement, with the effectiveness of the appointment and the New Sub-Advisory Agreement contingent upon the consummation of an internal reorganization, as described below, which was planned to occur on March 7, 2022.

The Series Fund and Mason Street Advisors have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within 90 days of the date a newly hired sub-adviser begins providing services, the affected shareholders will be furnished this Information Statement, which contains information about TRPIM, the New Sub-Advisory Agreement, and other information.

SUB-ADVISORY AGREEMENT

Board Actions in Anticipation of Reorganization Involving T. Rowe Price Associates, Inc. and T. Rowe Price Investment Management, Inc.

At the December 2, 2021 meeting, the Directors, including the Independent Directors, unanimously and conditionally approved the Investment Sub-Advisory Agreement between Mason Street Advisors and T. Rowe Price Investment Management, Inc. (“TRPIM”) relating to the Small Cap Value Portfolio (the “TRPIM Sub-Advisory Agreement”). (The Small Cap Value Portfolio is hereinafter referred to in this section as the “Portfolio.”) An affiliate of TRPIM’s, T. Rowe Price Associates, Inc. (“TRPA”), had been serving as the sub-adviser to the Portfolio pursuant to the terms of a Fifth Amended and Restated Investment Sub-Advisory Agreement by and between Mason Street Advisors and TRPA dated December 2, 2021 (the “TRPA Agreement”) and TRPA had been providing sub-advisory services to the Portfolio since 2001. Mason Street Advisors had informed the Board that an internal reorganization involving TRPA and TRPIM was planned to occur on March 7, 2022, and that in connection with such reorganization: (i) the TRPA investment team providing sub-advisory services to the Portfolio would be moved to become part of TRPIM; and (ii) advisory service capabilities and resources related to the firm’s U.S. Small Cap Value Equity investment strategy would be transferred to TRPIM (the “Reorganization”).

Board Considerations Related to Approval of TRPIM as Sub-Adviser to Small Cap Value Portfolio

In anticipation of the completion of the Reorganization, the Board considered the conditional approval of a sub-advisory agreement with TRPIM based upon the review of information provided by Mason Street Advisors, TRPA and TRPIM related to the Reorganization.

To facilitate the Board’s review of the Reorganization and the consideration of the TRPIM Sub-Advisory Agreement, Mason Street Advisors provided a detailed synopsis on the investment platform restructuring underlying the Reorganization, including information outlining the goals of the Reorganization. The Board was provided with a report detailing the chief components of the restructuring, including the investment strategies moving to TRPIM, information regarding the executive management and investment leadership personnel to be associated with TRPIM, and the analyst and operational resource support model to be employed by TRPIM. Mason Street Advisors explained the rationale supporting the decision to develop the new investment platform, including the need to address investment capacity constraints being experienced by certain of the firm’s investment strategies.

Mason Street Advisors advised the Board that TRPIM, a wholly-owned subsidiary of TRPA, would serve as the investment adviser for T. Rowe Price’s U.S. Small-Cap Value Equity investment strategy, (the strategy utilized by the Portfolio). Mason Street Advisors advised the Board that following completion of the Reorganization, the investment team currently providing sub-advisory services to the Portfolio, including the portfolio manager presently serving the Portfolio, would transfer to TRPIM. The Board considered representations from TRPA that all services currently delivered to the Portfolio, including services related to the operation of the compliance program, would continue to be delivered without interruption and without any material changes in resources, staff or service components, and there would be no change in the investment process or strategies currently utilized in managing the Portfolio.

Based upon information presented by Mason Street Advisors and the materials and presentation made by TRPA at the Board meeting, the Board considered the terms of the TRPIM Sub-Advisory Agreement. In addition to the information provided to them in anticipation of and at the December 2, 2021 Board meeting, the Directors considered the presentation of TRPIM at a meeting of the Investment Oversight Committee of the Board held on December 1, 2021, and the firm’s responses to the Directors’ questions during its presentation session.

The material factors and conclusions that formed the basis for the Board’s determination to approve the TRPIM Sub-Advisory Agreement included those referenced above related to the Reorganization as well as those discussed below.    The Independent Directors also received a memorandum from their counsel advising them of their responsibilities in connection with the approval of the TRPIM Sub-Advisory Agreement, and had an opportunity to review with their counsel the legal standards governing the review of the TRPIM Sub-Advisory Agreement, including how these standards should be applied to the review of information relating to an individual sub-adviser under the Series Fund’s manager of managers structure. In considering the TRPIM Sub-Advisory Agreement and evaluating and assessing information related thereto, different Directors may have placed greater weight on certain factors than did other Directors.

Nature, Extent and Quality of Services.    In determining whether to approve the TRPIM Sub-Advisory Agreement, the Board considered the nature, extent and quality of the services that had been and were currently being provided by TRPA under the Existing TRPA Agreement as well as the services that would continue to be provided by TRPIM under the TRPIM Sub-Advisory Agreement. In particular, the Directors considered TRPA’s representations that, following the Reorganization: (i) the portfolio manager presently serving the Portfolio would transfer to TRPIM and would continue to provide the same nature, extent and quality of service currently provided to the Portfolio; (ii) the portfolio manager would continue to manage the Portfolio’s assets in accordance with the investment objective, investment strategies, and policies that currently apply to the Portfolio; and (iii) the portfolio manager would have a supporting analyst team and the additional resources necessary and adequate to maintain continuity in the quality of the investment management services provided to the Portfolio. Although the Directors noted that TRPIM would not house a mid cap value strategy and that this may negatively impact the small cap value strategy’s ability to evaluate those holdings that had grown substantially in market capitalization, it was also noted that TRPIM would house both a small cap core and mid cap growth strategy and that the necessary expertise would still be available to the small cap value investment team. In addition, the Directors also considered that the portfolio manager for the small cap value strategy (and the Portfolio) advised that he is retaining most of his key analysts in the transition. In approving the TRPIM Sub-Advisory Agreement, the Board also considered its prior conclusions with respect to its approvals of the Existing TRPA Agreement, including the Board’s general satisfaction with the nature, quality and extent of services being provided by TRPA to the Portfolio. In making its most recent approval and continuance of the Existing TRPA Agreement, the Board considered a variety of factors, including for example, the experience and qualifications of the portfolio manager and the supporting investment team, and the Portfolio’s performance.    The Board considered the form of the TRPIM Sub-Advisory Agreement and concluded that it substantially conformed, in all material respects, with the form, terms and provisions of the Existing TRPA Agreement. Based on their review of the foregoing factors and other factors deemed relevant, the Board concluded that they were satisfied with the nature, extent and quality of the services to be provided by TRPIM to the Portfolio and the resources to be committed by the firm in providing such services.

Investment Performance.    The Directors reviewed the investment performance record of TRPA as sub-adviser to the Portfolio over multiple periods. In addition to considering performance for the Portfolio for both short- and long-term periods, the Directors considered a comparison of the Portfolio’s one-, three-, and five-year performance to the returns of the appropriate index benchmarks and indices, and the performance averages of the Portfolio’s respective Morningstar and Lipper fund group categories for the same periods.    The Directors also reviewed the applicable Morningstar and Lipper ratings and rankings for the Portfolio, along with key Portfolio characteristics and metrics.    Based on its review of performance returns and related performance factors, the Board concluded that they were satisfied with the investment performance record of the TRPA investment team as it related to the Portfolio.

Management Fees and Expenses and Related Matters. In evaluating the management fees paid by the Portfolio, the Directors considered the contractual fees paid by the Portfolio under the Advisory Agreement between Mason Street Advisors and the Series Fund and the sub-advisory fees proposed to be paid to TRPIM for services to be provided to the Portfolio. The Directors considered that there would be no change in the sub-advisory fees to be paid to TRPIM under the TRPIM Sub-Advisory Agreement and that the fees payable would be identical to those paid under the terms of the Existing TRPA Agreement. The Directors also considered the advisory fee waiver arrangement and expense limitation agreement that were in place for the Portfolio. Based upon the foregoing, the Board concluded that the sub-advisory fees proposed by TRPIM for the Portfolio were reasonable in relation to the nature, scope and quality of the services to be provided by TRPIM.

Costs and Profitability. The Directors considered Mason Street Advisors’ pricing methodology for its services as investment adviser for the products of which the Portfolio is an investment option. Mason Street Advisors provided information regarding the amount of the advisory fee that Mason Street Advisors would retain based upon TRPIM’s sub-advisory fees. The Directors considered that the proposed fees under the TRPIM Sub-Advisory Agreement will remain unchanged from the current Agreement. Based on their review of the sub-advisory fees proposed by TRPIM, the Board concluded that they were satisfied that Mason Street Advisors’ resulting level of profitability related to services provided to the Portfolio was appropriate and not excessive.

Economies of Scale. The Directors considered whether the expense structure for the Portfolio permitted economies of scale to be shared with investors in the Portfolio. They took into consideration the total assets and expense ratio of the Portfolio. The Directors considered the breakpoints contained in the sub-advisory fee schedule proposed by TRPIM for the Portfolio and the extent to which the Portfolio may benefit from economies of scale through those breakpoints. The Directors also considered the fee waiver agreement in place for the Portfolio. Based on this information, the Board concluded that the fee structure for the Portfolio reflected appropriate economies of scale between the Portfolio and Mason Street Advisors.

Other Information. The Directors were presented with other information about the operations and resource structure of TRPIM following the completion of the Reorganization intended to assist them in their consideration of the approval of the TRPIM Sub-Advisory Agreement, including information regarding compliance management structure and resources, information regarding operational matters, including trading capabilities, and information regarding portfolio manager compensation practices for those portfolio managers servicing the Portfolio.

Conclusions of the Directors. Based on a consideration of all information deemed relevant in its totality, the Board, including the Independent Directors, and assisted by the advice of legal counsel independent of Mason Street Advisors, in the exercise of its business judgment concluded that it was in the best interest of the Small Cap Value Portfolio to conditionally approve hiring TRPIM as sub-adviser for the Portfolio and entering into the TRPIM Sub-Advisory Agreement, contingent upon completion of the Reorganization.

Description of the New Sub-Advisory Agreement

Under the terms of the New Sub-Advisory Agreement, TRPIM shall, subject to the supervision and oversight of the Board and the Adviser, supervise, manage and direct the investment of the Portfolio’s assets in accordance with the Portfolio’s investment objective, policies and restrictions as stated in the Series Fund’s prospectus and statement of additional information, and with such further guidelines as the Adviser may communicate from time to time, conduct a continual program of evaluation, investment, sale and reinvestment of the Portfolio’s assets by determining the securities and other investments that will be purchased and sold, when transactions will be executed, and what portion of the Portfolio’s assets will be invested or remain uninvested. TRPIM will also perform certain other administrative and compliance related functions in connection with the management of the Portfolio, including the maintenance of records relating to its services and the provision of periodic reports to the Adviser and the Board.

The New Sub-Advisory Agreement provides for TRPIM to be compensated based on the average daily net assets of the Portfolio at the following rates: 0.60% on the first $500 million in assets, and 0.55% on assets over $500 million.

Under the New Sub-Advisory Agreement, TRPIM is compensated from the fees that the Adviser receives from the Portfolio. TRPIM generally will pay all expenses it incurs in connection with its activities under the New Sub-Advisory Agreement. There will be no increase in the advisory fees paid by the Portfolio to the Adviser as a consequence of the appointment of TRPIM as sub-adviser to the Portfolio and the implementation of the New Sub-Advisory Agreement.

The New Sub-Advisory Agreement was approved for an initial term of two years. Thereafter, a continuance will require the annual approval of the Board, including the Independent Directors. The New Sub-Advisory Agreement may be terminated at any time, without payment of penalty by (i) the vote of a majority of the Board or the vote of the majority of the outstanding voting securities of the Portfolio; (ii) the Adviser, upon 60 days’ prior written notice; or (iii) TRPIM, upon not less than 90 days’ written notice to the Portfolio and the Adviser. The New Sub-Advisory Agreement provides for automatic termination in the event of an assignment, except as otherwise provided by applicable law or the Exemptive Order, or upon the termination of the Advisory Agreement.

The New Sub-Advisory Agreement provides that, in the absence of a breach of its fiduciary duty with respect to the receipt of compensation of services, or willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties thereunder, TRPIM will not be liable for any error of judgment or any loss suffered in connection with its activities as sub-adviser to the Portfolio.

MANAGEMENT

Mason Street Advisors

The investment adviser for the Portfolio is Mason Street Advisors, LLC, a wholly-owned subsidiary of Northwestern Mutual. Mason Street Advisors’ address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Northwestern Mutual shares the same address. In addition to the Series Fund, Mason Street Advisors may provide advisory and/or related services to Northwestern Mutual and certain of its affiliates. As of December 31, 2021, Mason Street Advisors had over $31 billion in assets under management.

Pursuant to the Advisory Agreement, subject to the supervision of the Board, Mason Street Advisors manages the investment and reinvestment of the assets of the Series Fund’s portfolios and determines the composition of the assets of the portfolios, including the purchase, retention or sales of the securities and cash contained in the portfolios. In so doing, the Adviser may hire one or more sub-advisers to carry out the investment program of the Series Fund. The Adviser also administers the Series Fund’s corporate affairs. The Advisory Agreement provides that Mason Street Advisors will provide or procure certain services for the Series Fund and permits Mason Street Advisors to delegate some or all administrative contractual obligations to others, including affiliates. Pursuant to the Advisory Agreement, the Adviser has agreed to assume: (i) expenses incurred by it in connection with managing the investment advisory and administrative operations of the Series Fund (such as office space, facilities and equipment); (ii) fees and expenses of the personnel of the Adviser and the Series Fund (except compensation, fees and expenses of the Independent Directors and the compensation, benefits and expenses of the Series Fund’s Chief

Compliance Officer and his or her compliance staff that relate to fund compliance functions); (iii) fees of the sub-advisers appointed by the Adviser; and (iv) expenses the Adviser otherwise agrees to assume pursuant to the advisory fee waiver agreement with the Series Fund discussed below.

For services to the Portfolio, the Portfolio pays the Adviser a fee based on the average daily net assets at the rate of 0.85%. The Adviser has entered into a written agreement to waive a portion of its management fee related to the Portfolio such that the fee is 0.85% on the Portfolio’s first $500 million of average net assets and 0.80% on average net assets over $500 million. The advisory fee waiver agreement described above may be terminated by the Adviser at any time after April 30, 2023. After giving effect to the advisory fee waiver agreement, the Adviser received advisory fees of $5,617,519 from the Portfolio for the fiscal year ended December 31, 2021.

The Advisory Agreement provides that the Adviser will not be liable for any act or omission or any loss suffered by the Portfolio in connection with the matters to which the Advisory Agreement relates, except for a loss resulting from the Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties under the Advisory Agreement. The Advisory Agreement will continue in effect only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act of 1940, as amended. The Advisory Agreement may be terminated at any time without payment of penalty by: (i) a vote of the Board or by the vote of a majority of the voting securities of any portfolio, upon 60 days’ written notice to the Adviser; or (ii) the Adviser, upon 90 days’ written notice to the Series Fund. The Advisory Agreement will terminate automatically upon its assignment.

The Advisory Agreement was last approved by the Board, including a majority of the Independent Directors, on February 24, 2022. The beneficial shareholders of the Series Fund last approved the Advisory Agreement on April 17, 2012.

The following chart lists the names and principal occupations of the directors and principal executive officers of Mason Street Advisors. The address for each, as it relates to that person’s position with Mason Street Advisors, is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Adviser	Principal Occupation
Ronald P. Joelson	Director and Chairman of the Board	Executive Vice President of Northwestern Mutual
David J. Drury	Director	Partner, WING Capital Group
Brent G. Schutte	Director and Chief Investment Officer	Chief Investment Officer, Northwestern Mutual Wealth Management Company
Bonnie L. Tomczak	Director and President	President of Mason Street Advisors and Vice President – Advisory Programs, Northwestern Mutual Wealth Management Company
Paul A. Mikelson	Vice President – Product and Administration	Vice President – Product and Administration (Adviser)
Andrew Heistad	Treasurer	Treasurer (Adviser)
David B. Kennedy	Secretary	Assistant General Counsel of Northwestern Mutual
Michael J. Conmey	Chief Compliance Officer	Chief Compliance Officer of Mason Street Advisors and Northwestern Mutual Series Fund, Inc.

Certain officers or Directors of the Series Fund serve in the capacity of director, officer and/or employee of the Adviser. The following chart lists these individuals and their positions with the Series Fund and the

Adviser. The address of each officer of the Series Fund listed is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Series Fund	Position with Adviser
Brent G. Schutte	Vice President - Investments	Chief Investment Officer
Garrett D. Aird	Vice President - Investments	Vice President - Investments
James E. Fleming	Vice President - Investments	Vice President - Investments
Rod A. Schmucker	Vice President - Investments	Vice President - Investments
Michael J. Conmey	Chief Compliance Officer	Chief Compliance Officer
David B. Kennedy	Assistant Secretary	Secretary
Lesli H. McLinden	Secretary	Assistant Secretary
Ronald P. Joelson	Director	Director, Chairman

T. Rowe Price Investment Management, Inc.

T. Rowe Price Investment Management, Inc. (“TRPIM”), 100 East Pratt Street, Baltimore, Maryland 21202, serves as sub-advisor to the Portfolio under the New Sub-Advisory Agreement. As of March 31, 2022, TRPIM and its affiliated advisors’ assets under management were approximately $1.55 trillion.

The following chart lists the names and principal occupations of the directors and principal executive officers of TRPIM. The address for each, as it relates to that person’s position with TRPIM, is 100 East Pratt Street, Baltimore, Maryland 21202.

Name	Position with Sub-Adviser	Principal Occupation
Stephon Jackson	President and Director	President and Director
Jennifer B. Dardis	Treasurer and Director	Treasurer and Director
David Oestreicher	Secretary and Director	Secretary and Director
Robert W. Sharps	Director	Director

TRPIM provides investment advisory services to the funds listed below, which have investment objectives and strategies similar to that of the Portfolio. While the investment objectives and strategies of the funds listed below may be similar to those of the particular Portfolio with which it is compared, the nature of services provided by TRPIM may be different.

Comparable Fund for Small Cap Value Portfolio	Advisory/Sub-Advisory Fee	Assets Managed as of March 31, 2022
T. Rowe Price Small Cap Value Fund	35% individual fee. 28% group fee. 63% management fee. (1)	$12,965,023,822
John Hancock Variable Insurance Trust - Small Co Value Trust	0.60% on the first $500 million. 0.55% on assets above $500 million. (2)(3)	$154,769,678

(1) T. Rowe Price Associates, Inc. (TRPA) serves as the adviser and TRPIM serves as the sub-adviser to the fund. The fees indicated are advisory fees and not sub-advisory fees for the fund. TRPIM as sub-adviser may receive up to 60% of the advisory fee paid to TRPA. The total reflects only the fund’s investment management fees and does not include shareholder service, custodial, accounting, legal and audit fees; costs of preparing prospectuses and shareholder reports, registration fees and expenses, proxy and annual meeting expenses or director/trustee fees and expenses.

(2) TRPA serves as the sub-adviser and TRPIM serves as the sub-sub-adviser to the fund. The fees indicated are sub-advisory fees paid to TRPA. TRPIM as sub-sub-adviser may receive up to 60% of the sub-advisory fee paid to TRPA.

(3) T. Rowe Price has voluntarily agreed to waive a portion of its sub-advisory fee for certain registered investment companies where it serves as sub-adviser. Such voluntary fee reduction is based on the combined asset level of the sub-advised portfolios, and ranges between 0 – 17.5% of the total sub-advisory fees paid. In certain cases, assets are aggregated with the client’s other similarly managed portfolios for purposes of determining breakpoints. With respect to sub-advised client fee schedules that include reset breakpoints, such sub-advised clients are eligible for transitional fee credits to be applied as assets approach or fall below such reset breakpoints.

SHARES OUTSTANDING AND OWNERSHIP OF SHARES

All of the outstanding shares of the Portfolio are owned by Northwestern Mutual. Northwestern Mutual holds title to these shares for its separate investment accounts (either directly or indirectly through one or more underlying Series Fund portfolios operating as an affiliated fund of funds) used for funding variable annuity contracts and variable life insurance policies.

The following table shows the allocation of shares of the Small Cap Value Portfolio among the separate investment accounts and the underlying Series Fund portfolios as of March 31, 2022.

NML Variable Annuity Account A	5,635,949	shares	2.1%
NML Variable Annuity Account B	140,378,227	shares	53.2%
NML Variable Annuity Account C	531,499	shares	0.2%
Northwestern Mutual Variable Life Account	96,148,767	shares	36.5%
Northwestern Mutual Variable Life Account II	5,958,031	shares	2.3%
Balanced Portfolio	11,778,432	shares	4.5%
Asset Allocation Portfolio	3,286,156	shares	1.2%

Total	263,717,061	shares	100%

The amount beneficially owned by the Directors and officers as a group is less than 1% of the Portfolio.

AFFILIATED BROKERAGE TRANSACTIONS

The Portfolio did not make any payments to an affiliated broker for the fiscal year ended December 31, 2021.

DISTRIBUTION

The Series Fund has no principal underwriter or distributor. The Series Fund sells its shares directly to Northwestern Mutual’s insurance company separate accounts to fund variable annuity and variable life insurance products issued by Northwestern Mutual.

OTHER INFORMATION

Annual and Semi-Annual Reports

Free copies of the Series Fund’s current annual and semi-annual reports may be obtained by writing to Northwestern Mutual, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, calling the following toll-free telephone number: 866-910-1232 or sending an email to vavldocrequest@northwesternmutual.com.

Shareholder Proposals

The Series Fund is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Series Fund must be received by the Series Fund within a reasonable time before the Series Fund’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The Series Fund will not incur expenses in connection with this Information Statement. Mason Street Advisors and/or an affiliate will pay the expenses, including the printing, distribution, legal fees and out-of-pocket expenses.

Householding

Only one copy of the Notice may be delivered to multiple contract owners who have an allocation to the Portfolio sharing the same address, unless Northwestern Mutual has received contrary instructions. Additional copies of the Notice may be requested by calling Northwestern Mutual at 866-910-1232, sending an email to vavldocrequest@northwesternmutual.com or by writing to 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Contract owners sharing an address with an allocation to the Portfolio who received a single copy of the Notice and who wish to receive separate copies of future notices, or contract owners sharing an address that received separate copies of the Notice and who wish to receive a single copy of future notices, can make the request by contacting Northwestern Mutual at the same address, telephone number, or email address as set forth above.

Northwestern Mutual Series Fund, Inc.

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Small Cap Value Portfolio

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Small Cap Value Portfolio (the “Portfolio”) of Northwestern Mutual Series Fund, Inc. (the “Series Fund”). The Series Fund is not soliciting proxy or consent authority, but is furnishing the Information Statement pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. We encourage you to access and review all of the important information contained in the Information Statement.

As the owner of a variable annuity contract or variable life insurance policy with assets invested in the Portfolio as of February 28, 2022 (record date), the Information Statement is available for you to view. The Information Statement details the recent hiring of a new sub-adviser for the Portfolio. Specifically, the Board of Directors of the Series Fund (the “Board”) determined to appoint and approved the selection of T. Rowe Price Investment Management, Inc. to serve as the sub-adviser to the Series Fund’s Small Cap Value Portfolio. This change became effective on March 7, 2022. Mason Street Advisors, LLC (“Mason Street Advisors”), the Series Fund’s investment adviser, will continue to serve as the investment adviser for the Portfolio.

Mason Street Advisors and the Series Fund have received an exemptive order from the U.S. Securities and Exchange Commission that allows Mason Street Advisors to hire, terminate or replace sub-advisers to the Portfolios without shareholder approval, subject to certain conditions and Board approval (the “Manager of Managers Order”). The Manager of Managers Order requires that an Information Statement be provided to you.

By sending you this Notice, Mason Street Advisors and the Series Fund are making the Information Statement available to you online in lieu of mailing you a copy. The full Information Statement will be available on the following website until September 30, 2022: www.nmseriesfund.com. You can access, view and print the Information Statement by clicking on the direct link to the Information Statement that appears at the bottom of the webpage under the heading “Additional Documents.” A paper or e-mail copy of the Information Statement may be obtained, without charge, by calling 866-910-1232 or sending an email to vavldocrequest@northwesternmutual.com.

If you want to receive a paper or e-mail copy of the Information Statement,

you must request a copy by following the instructions above.

There is no charge to you for requesting a copy.